                                                                       EX-99.B16

               SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS
                         VANGUARD MONEY MARKET RESERVES


1. Average Annual Total Return (As of November 30, 1996)


        P (1 + T)(n) = ERV


     Where:  P = a hypothetical initial payment of $1,000
             T = average annual total return
             N = number of years
             ERV = ending redeemable value at the end of the period
    EXAMPLE:
         Prime
      One Year
           P =   $1,000
           T =   5.31%
           N =   1
         ERV =   $1,053.14
     Five Year
           P =   $1,000
           T =   4.38%
           N =   5
         ERV =   $1,239.06
      Ten Year
           P =   $1,000
           T =   5.99%
           N =   10
         ERV =   $1,788.36
       Federal
      One Year
           P =   $1,000
           T =   5.26%
           N =   1
         ERV =   $1,052.65
     Five Year
           P =   $1,000
           T =   4.33%
           N =   5
         ERV =   $1,236.01
      Ten Year
           P =   $1,000
           T =   5.85%
           N =   10
         ERV =   $1,765.00

    Prime Institutional Shares
      One Year
           P =   $1,000
           T =   5.49%
           N =   1
         ERV =   $1,054.89
    Five Years
           P =   $1,000
           T =   4.55%
           N =   5
         ERV =   $1,249.14
    Ten Years
           P =   $1,000
           T =   5.47%
           N =   *
         ERV =   $1,463.92


* Since Inception on October 3, 1989